                                                                    Exhibit 23.2


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


                CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the registration statement on Form S-8 of Macrovision Corporation of our report dated February 7, 1997, except as to the Reincorporation paragraph of Note 1, which is as of February 26, 1997, relating to the consolidated balance sheets of Macrovision Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the registration statement (No. 333-19373) on Form SB-2 of Macrovision Corporation.


                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------
                                       KPMG Peat Marwick LLP

San Jose, California
March 12, 1997


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